Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	Three Months Ended March
	2012	2011
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$340	$384
Southern Power	29	38
Total	369	422
Parent Company and Other	(1)	0
Net Income–As Reported	$368	$422

Basic Earnings Per Share	$0.42	$0.50

Average Shares Outstanding (in millions)	868	848
End of Period Shares Outstanding (in millions)	869	850

Notes
- For the three months ended March 31, 2012 and 2011, dilution does not change basic earnings per share by more than 1 cent and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.